EXHIBIT 10.2

Contribution Agreement and Cash Collateral Security Agreement

    This Contribution Agreement and Cash Collateral Security Agreement (this “Agreement”) is entered into as of this 31st day of March, 2010 by and among Marshall Reynolds, individually (the “Shareholder”), Champion Industries, Inc., a West Virginia corporation (the “Borrower”), and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent for the Lenders (the “Administrative Agent”).

Background
    A.The Borrower, the Lenders party thereto and the Administrative Agent are party to a Credit Agreement dated as of September 14, 2007 (such Credit Agreement, as heretofore amended and as the same may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

    B.The Borrower, the Administrative Agent and the Lenders have agreed, among other things, to amend certain provisions of the Credit Agreement on the terms and conditions set forth in the Second Amendment and Waiver to Credit Agreement dated on or about the date hereof (the “Second Amendment”), among the Borrower, the Lenders and the Administrative Agent.

    C.As a condition to entering into the Second Amendment and continuing to extend credit and other financial obligations to the Borrower, the Administrative Agent and the Lenders require, among other things, that the Shareholder execute and deliver this Agreement.

    D.As a significant shareholder of the Borrower, the Shareholder benefits directly and indirectly from the continued extension of credit and other financial accommodations to the Borrower under the Credit Agreement and is therefore agreeable to executing and delivering this Agreement.

    E.Until the Borrower meets certain financial tests as further described herein, the Shareholder has agreed to provide cash collateral and/or a standby letter of credit, in an aggregate amount of no less than $2,500,000, to the Administrative Agent as collateral security for the Shareholder’s obligations under the terms of and pursuant to the conditions of this Agreement.

    Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

    Section 1. Definitions. All capitalized terms herein shall have the meanings assigned to such terms on Exhibit A attached hereto.

    Section 2. Cash Collateral Account and Standby L/C. (a) On or before the date hereof, the Shareholder shall have:

(i)Established with the Administrative Agent a deposit account numbered 7024701760 (including any successor, replacement or substitute accounts therefor maintained with the Administrative Agent by the Shareholder, the “Cash Collateral Account”), and deposited into the Cash Collateral Account, cash in an amount greater than or equal to the Minimum Cash Collateral Amount; and

(ii)Delivered to the Administrative Agent a standby letter of credit in favor of the Administrative Agent, for the benefit of the Lenders (the “Standby L/C”), which Standby L/C shall be in a face amount of greater than or equal to the Minimum L/C Amount, issued by a financial institution acceptable to the Administrative Agent, and in a form and with drawing conditions and other terms acceptable to the Administrative Agent in its sole discretion.  Without limiting the foregoing, the Borrower shall neither be directly or contingently obligated to reimburse any draws made on the Standby L/C nor be directly or contingently obligated to pay any fees or expenses with respect to the Standby L/C.

    (b)The Shareholder may at any time after the date hereof (i) increase or decrease the amount of cash held in the Cash Collateral Account (the “Cash Collateral Amount”) and (ii) increase or decrease the face amount of the Standby L/C (the “L/C Amount”) so long as the sum of the Cash Collateral Amount and the L/C Amount shall at all times equal or exceed $2,500,000 less the sum of all amounts received by the Administrative Agent in respect of Cash Collateral Draws and L/C Draws.

    (c)The Cash Collateral Account is and shall be a blocked account of the Shareholder under the sole dominion and control of the Administrative Agent, and the Shareholder may not make nor direct any withdrawals, transfers or other dispositions from the Cash Collateral Account.  The Cash Collateral Account shall hold funds to satisfy the obligations of the Shareholder set forth herein and the Administrative Agent shall at all times have a first priority perfected security interest in such account.  The Cash Collateral Account may be an interest bearing account, with interest accruing at a rate at least equal to that of similar deposit accounts of a similar size held at Fifth Third Bank, an Ohio banking corporation.  The Shareholder hereby directs the Administrative Agent to deposit all interest proceeds into the Cash Collateral Account.

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    Section 3. Maintenance Obligation. (a) Subject to the terms and conditions of this Agreement, the Shareholder hereby acknowledges and agrees that upon the occurrence of any Make-Well Violation, the Administrative Agent may, in its sole discretion, without any further direction or instruction from or consent of the Shareholder:

(i)Withdraw cash from the Cash Collateral Account in an amount up to the lesser of (x) the remaining amount therein and (y) the Make-Well Amount (each such withdrawal, a “Cash Collateral Draw”); and

(ii)Submit a draw request with respect to the Standby L/C in an amount up to the lesser of (x) the remaining undrawn amount of the Standby L/C and (y) the Make-Well Amount (each such draw, an “L/C Draw”).

; provided, that, with respect to any Make-Well Violation, the sum of any Cash Collateral Draw and any L/C Draw related thereto shall not exceed the Make-Well Amount therefor; and provided further that, to the extent any minimum required draw amount set forth in the Standby L/C (the “Required Draw Amount”) exceeds the amount the Administrative Agent may otherwise request in connection with a Make-Well Violation pursuant to the terms of this Agreement (the “Permitted Amount”), the Administrative Agent may submit a draw request with respect to the Standby L/C in an amount equal to the Required Draw Amount and the Administrative Agent shall deposit into the Cash Collateral Account that amount of proceeds from such draw that is equal to the difference between the Required Draw Amount and the Permitted Amount.  Notwithstanding the foregoing, to the extent the Borrower has not extended the maturity date of the Standby L/C or delivered a replacement standby letter of credit to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, at least 30 days prior to the expiration date of the Standby L/C, the Administrative Agent may, on the expiration date of the Standby L/C, submit a draw request with respect to the Standby L/C in an amount equal to the undrawn amount of the Standby L/C and the Administrative Agent shall deposit all proceeds from such draw into the Cash Collateral Account.

    (b)The proceeds of each Cash Collateral Draw and each L/C Draw shall be deemed to be a Subordinated Loan made by the Shareholder to the Borrower under the Subordinated Note; provided that, the aggregate amount of the Subordinated Loans made by the Shareholder pursuant to this Agreement shall in no event exceed $2,500,000.

    (c)The Administrative Agent shall apply the proceeds of any Cash Collateral Draw and any L/C Draw to repayment of the outstanding Term Loans in the inverse order of maturity.

    (d)The Shareholder acknowledges and agrees that the Administrative Agent has been granted a security interest in all of the Borrower’s rights, title and interest in, to and under this Agreement and that the Administrative Agent may enforce all rights of the Borrower hereunder and that all rights which the Administrative Agent may have by virtue of such security interest in the rights of the Borrower hereunder shall be in addition to and not in substitution of any rights of the Administrative Agent as a party to this Agreement.

    (e)The Shareholder acknowledges and agrees with the Administrative Agent for the benefit of the Lenders that its obligations hereunder are absolute and unconditional, that he has no defense, offset or counterclaim to his obligations to make payments under this Agreement, all of which are hereby waived, and that he will make all payments due by him hereunder notwithstanding the existence of any such defense, offset or counterclaim and without any reduction of any nature whatsoever.

    Section 4. Grant of Security Interest.  As collateral security for the obligations of the Shareholder set forth herein, the Shareholder hereby pledges, assigns, transfers, conveys, delivers, and grants to the Administrative Agent, for the benefit of the Lenders, a first priority continuing and perfected security interest in and lien on all of the Shareholder’s right, title and interest in and to the following property, in each case whether now owned or hereafter acquired and whether now existing or hereafter arising and regardless of where located (collectively, the “Collateral”):

(i)the Cash Collateral Account and all funds, cash, checks, drafts, certificates, instruments, and other assets deposited or held in or credited to the Cash Collateral Account;

(ii)all interest, dividends, distributions, cash, instruments and other property received, receivable or otherwise payable or distributed in respect of, or in exchange for, any of the foregoing; and

(iii) all proceeds and profits of any of the foregoing.

    All terms used in this Section 5 which are defined in the UCC and are not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

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    Section 5. Representation, Warranties and Covenants.  The Shareholder represents and warrants to the Administrative Agent, for the benefit of the Lenders, that:

(a)Qualification.  The Shareholder has full right, power, capacity, and authority to enter into this Agreement, to perform all of his obligations hereunder and to consummate the transactions contemplated hereby.

(b)Enforceability.  This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms.

(c)No Conflict.  This Agreement does not, nor does the performance or observance by the Shareholder of any of the matters and things provided for herein, (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Shareholder or (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Shareholder or any of his Property, in each case where such contravention or default, individually or in the aggregate,  could reasonably be expected to have a Material Adverse Effect.

(d)Solvency.  The Shareholder is solvent, has capital not unreasonably small in relation to his existing obligations or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay his debts as they become due and greater than the amount that will be required to pay his probable liability on his existing debts as they become absolute and matured.  The Shareholder does not intend to incur, or believe that he will incur, debts beyond his ability to pay such debts as they become due.  The Shareholder will not be rendered insolvent by the execution and delivery of this Agreement.  The Shareholder does not intend to hinder, delay or defraud his creditors by or through the execution and delivery of, or performance of its obligations under, this Agreement.

(e)Liens on Collateral.  The Shareholder represents, warrants and covenants that the Collateral, and every part thereof, is and shall remain free and clear of all security interests, liens, attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Administrative Agent therein.

(f)Subordinated Note.  The Shareholder shall not agree to any amendment, modification or supplement of the Subordinated Note without the prior written consent of the Administrative Agent and any such amendment, modification or supplement without such written consent shall be invalid and ineffective.  The Shareholder shall not take any action to collect any amounts due under the Subordinated Note until such time as all Obligations have been indefeasibly repaid in full and all Commitments under the Credit Agreement have been terminated.

    Section 6. Further Assurances.  The Shareholder agrees that he will, at his expense, promptly execute and deliver all further instruments and documents and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to more fully perfect (with control or otherwise), evidence and protect, or establish the priority of, any security interest granted or purported to be granted hereby, or to enable the Administrative Agent to exercise and enforce the Administrative Agent’s rights and remedies hereunder.

    Section 7. Release of Funds from Cash Collateral Account and Cancellation of Standby L/C.  The Cash Collateral Account shall hold funds to satisfy the obligations of the Shareholder set forth herein and the Administrative Agent shall at all times have a first priority perfected security interest in the Cash Collateral Account Account.  Upon the termination of this Agreement pursuant to Section 11(a) hereof, any remaining funds in the Cash Collateral Account shall be returned by the Administrative Agent to the Shareholder and the Standby L/C shall be cancelled by the Administrative Agent and returned to the issuer thereof.

    Section 8. Amendments, Etc.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Shareholder therefrom, shall in any event be effective unless the same shall be in writing and signed by the Shareholder, the Borrower, and the Administrative Agent, with the prior written consent of the Required Lenders, and then, with respect to any waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 9. Addresses for Notices.  All demands, notices, and other communications provided for hereunder shall be in writing (including facsimile) and shall be given to such party at its address, or facsimile number set forth on the signature pages hereof or such other address, or facsimile number as such party may hereafter specify by notice to the other parties.

    Section 10. No Waiver Remedies.  No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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    Section 11. Continuing Agreement.  This Agreement is a continuing agreement and shall (a) only remain in full force and effect until, and will automatically terminate upon the earliest to occur of:  (i) the Shareholder’s contribution of $2,500,000 and payment in full of all other amounts payable under this Agreement; (ii) the repayment in full of all Obligations and all amounts payable under this Agreement and the termination of all Commitments under the Credit Agreement; and (iii) the occurrence of a Fixed Charge Compliance Trigger; (b) automatically run in favor of any bank or other party which becomes, on or after the date hereof, a “Lender” under the Credit Agreement; and (c) inure to the benefit of and be enforceable by the Borrower and the Administrative Agent, and their respective successors, transferees, and assigns; provided, however, that neither the Borrower nor the Shareholder may assign or otherwise transfer any of its or his rights or obligations hereunder without the prior written consent of the Administrative Agent, which consent shall only be given with the prior written consent of the Required Lenders.

    Section 12. Expenses.  The Borrower and the Shareholder are jointly and severally obligated to pay, and shall pay, all reasonable out-of-pocket costs and expenses of the Administrative Agent, including the reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the enforcement of this Agreement.  The Borrower is obligated to pay, and shall pay, all reasonable out-of-pocket costs and expenses of the Administrative Agent, including the reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with any waiver or consent under or amendment to this Agreement.  In addition, the Borrower and the Shareholder are jointly and severally obligated to pay, and shall pay any stamp or other tax with respect to the performance by the Shareholder of his obligations hereunder.

    Section 13. Conditions Precedent.  This Agreement shall become effective upon satisfaction of all the following conditions precedent:

(a)The Shareholder, the Borrower and the Administrative Agent shall have executed and delivered this Agreement.

(b)  The Shareholder shall have established the Cash Collateral Account with the Administrative Agent as a full cash dominion account and shall have deposited an amount greater than or equal to the Minimum Cash Collateral Amount, in cash, into such account.

(c)  The Shareholder shall have delivered to the Administrative Agent the Standby L/C in form and substance reasonably satisfactory to the Administrative Agent.

(d)  The Borrower shall have delivered a fully executed copy of the Subordinated Note, certified as being a true, correct and complete copy thereof, to the Administrative Agent.

(e)The Shareholder shall have delivered an opinion of counsel to the Shareholder satisfactory to the Administrative Agent and its counsel.

    Section 14. Counterparts; Severability.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.  Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Agreement are declared to be severable.

    Section 15. Enforcement.  No Lender (other than the Administrative Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Agreement for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Lenders (other than the Administrative Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Administrative Agent in the manner herein provided and for the benefit of the Lender.

    Section 16. Merger, Integration.  This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all other prior understandings, written or oral, are hereby superseded.

    Section 17. Governing Law, Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Ohio without regard to principles of conflicts of laws.  The Shareholder and the Borrower hereby agree to submit to the jurisdiction of any Ohio State or Federal court sitting in Cincinnati, Ohio in any action or proceeding arising out of or relating to this Agreement, and hereby waive any defense that such forum is inconvenient for the maintenance of such action or proceeding.

    Section 18. Jury Trial Waiver.  The Shareholder, the Borrower and the Administrative Agent hereby waive trial by jury in any act, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity, arising out of or in any way related to this Agreement or the other Loan Documents.

[signature pages to follow]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first-above written:

SHAREHOLDER:

/s/ Marshall T. Reynolds
Mr. Marshall Reynolds, individually

c/o Champion Industries, Inc
2450 First Avenue
Huntington, West Virginia 25728
Attention: Mr. Marshall Reynolds
Telephone: (304) 528-5492
Telecopy: (304) 528-2765

BORROWER:

CHAMPION INDUSTRIES, INC.

By	/s/ Todd R. Fry
Name	Todd R. Fry
Title	Senior Vice President and Chief Financial Officer

2450 First Avenue
Huntington, West Virginia 25728
Attention: Chief Financial Officer/Todd Fry
Telephone: (304) 528-5492
Telecopy: (304) 528-2765

[Signature Page to Contribution Agreement and Cash Collateral Security Agreement]

Administrative Agent:

FIFTH THIRD BANK, as Administrative Agent,

By
Name
Title

Fifth Third Plaza
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Loan Syndications/Judy Huls
Telephone: (312) 461-4170
Telecopy: (312) 293-5041

[Signature Page to Contribution Agreement and Cash Collateral Security Agreement]

Exhibit A

Defined Terms

    Each capitalized term used in this Agreement shall have the meaning set forth below, or if such capitalized term is not defined below, shall have the meaning assigned to such term in the Credit Agreement.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Cash Collateral Account” is defined in Section 2(a)(i) of this Agreement.

“Cash Collateral Amount” is defined in Section 2(b) of this Agreement.

“Cash Collateral Draw” is defined in Section 3(a)(i) of this Agreement.

“Collateral” is defined in Section 5 of this Agreement.

“Compliance Certificate” means a compliance certificate in the form of Exhibit E to the Credit Agreement.

“Credit Agreement” is defined in the Recitals of this Agreement.

“Delivery Violation” means any failure by the Borrower to deliver a Compliance Certificate to the Administrative Agent when due under the Credit Agreement.

“Fixed Charge Compliance Trigger” means delivery by the Borrower of Compliance Certificates acceptable to the Administrative Agent evidencing that the Borrower has achieved a Fixed Charge Coverage Ratio of at least 1.2 to 1.0 as of the last day of two consecutive fiscal quarters of the Borrower.

“Fixed Charge Violation” means any failure by the Borrower to maintain a Fixed Charge Coverage Ratio greater than or equal to 1.0 to 1.0 as of the last day of each fiscal quarter of the Borrower.

“L/C Draw” is defined in Section 3(a)(ii) of this Agreement.

“L/C Amount” is defined in Section 2(b) of this Agreement.

“Make-Well Amounts” means those amounts of Dollars necessary to cure any Make-Well Violation; provided that, (i) with respect to any Fixed Charge Violation, such amounts shall be deemed to be a dollar-for-dollar increase to EBITDA for the relevant period, and (ii) with respect to any Delivery Violation, the Make-Well Amount shall equal $2,500,000 minus the aggregate amount of Make-Well Amounts contributed by the Shareholder pursuant to the terms of this Agreement prior to such Delivery Violation.

“Make-Well Violation” means (i) any Event of Default under Section 7.1(a) of the Credit Agreement, (ii) any Fixed Charge Violation, or (iii) any Delivery Violation .

“Minimum Cash Collateral Amount” means the amount of Dollars the Shareholder is required to deposit into the Cash Collateral Account on the date hereof, which when added to the Minimum L/C Amount equals $2,500,000.

A-1

“Minimum L/C Amount” means the face amount of the Standby L/C on the date hereof, which when added to the Minimum Cash Collateral Amount equals $2,500,000.

“Permitted Amount” is defined in Section 3(a) of this Agreement.

“Required Draw Amount” is defined in Section 3(a) of this Agreement.

“Second Amendment” is defined in the Recitals of this Agreement.

“Shareholder” is defined in the introductory paragraph of this Agreement.

“Standby L/C” is defined in Section 2(a)(ii) of this Agreement.

“Subordinated Loans” means all indebtedness of the Borrower to the Shareholder evidenced by the Subordinated Note and all other indebtedness, obligations, and liabilities now or hereafter owing by the Borrower to the Shareholder under the Subordinated Note.

“Subordinated Note” means the Subordinated Note dated of even date herewith made by the Borrower in favor of the Shareholder in the aggregate principal amount of up to $2,500,000 and in the form attached hereto as Exhibit B.

“UCC” means the Uniform Commercial Code of the State of Ohio as in effect from time to time.
A-2

Exhibit B

Form of Subordinated Note

This Subordinated Promissory Note (this “Note”) and the indebtedness evidenced by this Note are subordinate to any and all indebtedness, obligations and liabilities of the Maker to the Lenders (collectively, the “Senior Lenders”) party to that Credit Agreement with the Maker dated as of September 14, 2007 (the “Credit Agreement”), as the same may be amended, modified, restated or supplemented from time to time, in the manner and to the extent set forth herein.

Subordinated Promissory Note

$2,500,000.00	Cincinnati, Ohio
March ___, 2010 (the “Issuance Date”)

    For value received, the undersigned, Champion Industries, Inc., a West Virginia corporation (the “Maker”), hereby promises to pay to an account designated in writing by Marshall Reynolds, a individual residing in the State of West Virginia (the “Payee”), in lawful money of the United States of America, in immediately available funds to such account, the principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or, if less, the aggregate unpaid principal amount of all Loans (as hereinafter defined) made by the Payee to the Maker under the terms of this Note, together with interest accruing on such amount from the Issuance Date, at the rate provided in this Note.

    1.Loans.  Prior to the Maturity Date, the Payee agrees, subject to the terms and conditions of, and at the times and in the manner required by the Contribution Agreement and Cash Collateral Security Agreement dated of event date herewith among the Maker, the Payee and the Administrative Agent (as hereinafter defined) (such Contribution Agreement and Cash Collateral Security Agreement, as the same may be amended, restated, supplemented or otherwise modified in its entirety from time to time, the “Contribution Agreement”), to make loans (each individually a “Loan” and, collectively, the “Loans”) in U.S. Dollars to the Maker from time to time in an aggregate principal amount of up to Two Million Five Hundred Thousand and 00/100 Dollars.

   2.Interest. Interest under this Note will accrue at a rate equal to ____% per annum, beginning on the Issuance Date (computed on the basis of a 365 day year and based upon the number of days actually elapsed).

   3.Payment. Subject to the terms hereof, the Maker shall pay all outstanding accrued interest and the outstanding principal balance of this Note, if not paid sooner, on _________, 20___ (the “Maturity Date”).  The Payee acknowledges that no cash payments of principal or interest (except as provided in Section 8 hereof) shall be made prior to January 31, 2011, and thereafter, only to the extent expressly permitted by the Administrative Agent in writing pursuant to Section 7 hereof.

    4.Event of Default. The Maker will be in default under this Note upon the occurrence of any of the following events of default (each, an “Event of Default”):

 (a)the failure to pay any amount of the principal or interest due on this Note within 10 days after notice to the Maker that such amount is past due; or

 (b)the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency or appointment of a receiver of any part of the property of the Maker or any of the obligations of the Maker, and in the case of an involuntary proceeding filed against the Maker, such proceeding is not discharged or dismissed within 90 days.

    5.Default Rate.  Subject to Section 7 hereof, upon the occurrence of an Event of Default, the then entire outstanding principal balance of this Note, together with all accrued interest, will, at the Payee’s option (exercised then or thereafter), accrue interest until such default is cured, payable on demand, at a rate per annum equal to ____%.

    6.Acceleration.  Upon the occurrence of any Event of Default defined in Section 3(a), and at any time thereafter as long as any such Event of Default is continuing, subject to Section 7 hereof, the Payee may declare all liabilities and obligations of the Maker under this Note immediately due and payable and the same will thereupon become immediately due and payable without any further action on the part of the Payee.  Upon the occurrence of any Event of Default defined in Section 3(b), subject to Section 7 hereof, all liabilities and obligations of the Maker under this Note will become due and payable without any action upon the part of the Payee.

    7.Subordination. Notwithstanding anything to the contrary contained in this Note, the Maker and the Payee agree that all indebtedness evidenced by this Note, including principal, interest and all other amounts payable hereunder (collectively, the “Subordinated Indebtedness”), shall be and remain junior and subordinate to any and all indebtedness, obligations and liabilities, including principal and interest, of the Maker to the Senior Lenders now existing or hereafter arising, whether direct or indirect, secured or unsecured, absolute or contingent, joint or several or joint and several, and howsoever owned, held or acquired, whether through discount, purchase, direct loan or as collateral or otherwise and all post-petition interest in a bankruptcy or similar proceeding whether or not allowed (collectively, the “Superior Indebtedness”), all on the following terms and conditions:

(a)So long as any Superior Indebtedness shall remain outstanding and unpaid or the Senior Lenders have any obligation to extend credit to the Maker, no payment either of principal or interest (notwithstanding the expressed maturity or any time for the payment of principal of or interest on any Subordinated Indebtedness) shall be made on the Subordinated Indebtedness prior to January 31, 2011, and thereafter, such payments shall only be permitted with the Administrative Agent’s prior written consent.  The Payee will take no steps, whether by suit or otherwise, to compel or enforce the collection of Subordinated Indebtedness, nor will the Payee use Subordinated Indebtedness by way of counterclaim, set-off, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the Payee to the Maker, whether now existing or hereafter arising and howsoever evidenced.

(b)In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Maker or of the proceeds thereof to the creditors of the Maker or upon any indebtedness of the Maker, occurring by reason of the liquidation, dissolution, or other winding up of the Maker, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Maker or involving its property, no dividend, distribution or application shall be made, and the Payee shall not be entitled to receive or retain any dividend, distribution, or application on or in respect of principal of or interest on Subordinated Indebtedness, unless and until all principal of and interest on Superior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Superior Indebtedness until such Superior Indebtedness has been fully paid and satisfied.

(c)No Senior Lender need at any time give the Payee notice of any kind of the creation or existence of any Superior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived.  Also, the Senior Lenders may at any time from time to time, without the consent of or notice to the Payee, without incurring responsibility to the Payee, and without impairing or releasing the obligation of the Payee under this Note (i) renew, refund or extend the maturity of, or increase or decrease the amount of, any Superior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Superior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Maker and others, including the Payee.

(d)The Payee will not sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms of this Note and upon the agreement of the transferee or assignee to abide by and be bound by the terms of this Note.

(e)The Payee represents and warrants that the Payee has no lien on or security interest in any assets of the Maker and will not accept any such lien or security interest so long as any Superior Indebtedness shall remain outstanding and unpaid or the Senior Lenders have any obligations to extend credit to the Maker.  Notwithstanding the foregoing, the Payee expressly subordinates all of the Payee’s rights in any collateral now or later securing the Subordinated Indebtedness (the “Collateral”) to all rights of Fifth Third Bank, as Administrative Agent for the Senior Lenders, and any and all of its successors and assigns (collectively, the “Administrative Agent”), now or later existing in any of the same Collateral to secure the Superior Indebtedness, and any and every lien or security interest with respect to the Collateral in favor of or held for the benefit of the Administrative Agent has and shall have priority over every lien and security interest that the Payee now has or may hereafter acquire with respect to the Collateral, all notwithstanding any statement or provision contained in the instruments evidencing the Subordinated Indebtedness, or agreements with respect thereto or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any part hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code of the State of Ohio or under any other law governing the relative priorities of secured creditors.  The Payee consents to the creation and continuance of all present and future liens and security interests of the Administrative Agent in the Collateral to secure the Superior Indebtedness and to the enforcement of those liens and security interests, including the removal of the Collateral from the real property of the Maker.  This subordination as to the Collateral is intended to define the rights and duties of the Administrative Agent and the Payee; it is not intended that any third party shall benefit from it.  If the effect of any provision of this Note would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Administrative Agent and the Payee shall be determined in accordance with applicable law.

(f) If notwithstanding the provisions of this Section 7, the Payee shall receive any payment of principal or interest on Subordinated Indebtedness which the Maker is not entitled to make pursuant to the terms hereof, whether or not the Payee has knowledge that the Maker is not entitled to make such payment, the Payee shall promptly account for such payment and upon the Administrative Agent’s demand pay over such payment to the Administrative Agent for application to the Superior Indebtedness owing to the Senior Lenders.  No payment or any distribution received by the Administrative Agent in respect of Subordinated Indebtedness pursuant to any of the terms hereof shall entitle the Payee to any right, whether by virtue of subrogation or otherwise, in and to any Superior Indebtedness unless and until all Superior Indebtedness owing to the Senior Lenders has been fully paid and satisfied and the Senior Lenders obligations, if any, to extend credit to the Maker have expired or otherwise been terminated.

    8.Prepayment.  The Maker has the right to prepay, in whole or in part, without premium or penalty, the unpaid principal amount (or any portion thereof) of this Note and accrued interest on such amount (i) if consented to in writing by the Administrative Agent and the Lenders or (ii) at any time after the payment in full in cash of all Obligations (as defined in the Credit Agreement) and the termination of the Credit Agreement.

    9.Successors and Assigns.  This Note will bind the Maker and its successors and assigns, and the benefits of this Note will inure to the benefit of the Payee and its successors and assigns.  The Payee may not assign all or any portion of its rights or obligations under this Note.  Furthermore, this Note may not be assigned by the Maker without the prior written consent of the other party.  All references herein to the “Maker” and the “Payee” are deemed to apply to the Maker and the Payee, respectively, and to their respective successors and assigns.

    10.Interest Rate Limitation.  Nothing contained in this Note or any transaction related to this Note, will be construed or so operate as to require the Maker to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law.  Should any interest or other charges paid by the Maker, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess will be, and the same hereby is, waived by the Payee, and any and all such excess will be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by the Payee to the Maker.

    11.Failure to Make Payments.  If the Maker is not able to perform any of its obligations under this Note because, in the judgment of the board of directors of the Maker, based on the advice of counsel, such performance would violate applicable statutes, the by-laws or the articles of incorporation of the Maker, any agreement to which the Maker is a party or any rule, regulation, decree or order to which the Maker is subject, the Maker will take all commercially reasonable action (including, without limitation, seeking waivers, consents and approvals and making partial payments to the extent permitted) to fulfill its obligations as soon as practicable.  The Maker shall not voluntarily amend its by-laws or articles of incorporation or enter into any agreement with the intent or result of avoiding its obligations under this Note.

    12.Governing Law and Severability.  The provisions of this Note will be construed according to the laws of the State of Ohio without regard to conflict of laws principles.  If any provision of this Note is in conflict with any statute or rule of law of the State of Ohio or is otherwise unenforceable for any reason whatsoever, then such provision will be ineffective to the extent of such invalidity and will be deemed separable from and will not invalidate any other provision of this Note.

[Signature Page Follows]

In witness whereof, the Maker has caused this Note to be executed by its officer thereunto duly authorized, as of the date first written above.

CHAMPION INDUSTRIES, INC.

By
Name
Title

Acknowledged and Agreed to:

Marshall Reynolds, individually